UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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CTIVP® – FIDELITY INSTITUTIONAL AM® TOTAL BOND FUND

(formerly known as CTIVP® – American Century Diversified Bond Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 26, 2026

As a shareholder of CTIVP® – Fidelity Institutional AM® Total Bond Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of the Fund’s former subadviser, the hiring of a new subadviser and a new sub-subadviser, and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser, the approval of a new subadviser and a new sub-subadviser, and related changes, including the renaming of the Fund. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 19, 2026, the Board approved, among other things: (i) the change of the Fund’s name from CTIVP® – American Century Diversified Bond Fund to CTIVP® – Fidelity Institutional AM® Total Bond Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and FIAM LLC (“FIAM”) with respect to the Fund; (iii) a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between FIAM and its affiliate, FMR Investment Management (UK) Limited (“FMR UK”, and together with FIAM, “Fidelity”) with respect to the Fund; (iv) certain modifications to the Fund’s principal investment strategies to reflect Fidelity’s investment process; and (v) the code of ethics and compliance program of Fidelity. The Sub-Subadvisory Agreement allows FMR UK to manage, subject to the oversight and supervision of FIAM, the Fund’s assets. The Subadvisory Agreement and the Sub-Subadvisory Agreement went into effect on May 1, 2026. Prior to May 1, 2026, the Fund was subadvised by American Century Investment Management Inc.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least September 25, 2026. To view and print the Information Statement, click on the link for the Information Statement. You may request that a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by June 26, 2027. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

SUP7028-0005_(06/26)

CTIVP® – FIDELITY INSTITUTIONAL AM® TOTAL BOND FUND

(formerly known as CTIVP® – American Century Diversified Bond Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about June 26, 2026. This Information Statement is being made available to shareholders of CTIVP® – Fidelity Institutional AM® Total Bond Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016, and most recently renewed at a meeting of the Board on June 18, 2026.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

FIAM LLC AND THE NEW SUBADVISORY AND SUB-SUBADVISORY AGREEMENTS

At a meeting of the Board on March 19, 2026 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a change to the Fund’s name from CTIVP® – American Century Diversified Bond Fund to CTIVP® – Fidelity Institutional AM® Total Bond Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and FIAM LLC (“FIAM”) with respect to the Fund; (iii) a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”)

between FIAM and its affiliate, FMR Investment Management (UK) Limited (“FMR UK”, and together with FIAM, “Fidelity”) with respect to the Fund; (iv) certain modifications to the Fund’s principal investment strategies to reflect Fidelity’s investment process; and (v) the code of ethics and compliance program of Fidelity. The Sub-Subadvisory Agreement allows FMR UK to manage, subject to the oversight and supervision of FIAM, the Fund’s assets. The Subadvisory Agreement and the Sub-Subadvisory Agreement went into effect on May 1, 2026. Prior to May 1, 2026, the Fund was subadvised by American Century Investment Management Inc. (“American Century”).

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Fidelity

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

CTIVP® – Fidelity Institutional AM® Total Bond Fund
Net Assets	Annual rate at each asset level
First $500 million	0.500%
Next $500 million	0.495%
Next $1 billion	0.480%
Next $1 billion	0.460%
Next $3 billion	0.445%
Next $1.5 billion	0.430%
Next $1.5 billion	0.415%
Next $3 billion	0.410%
Next $8 billion	0.390%
Next $4 billion	0.380%
Next $26 billion	0.360%
Over $50 billion	0.340%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above. The Investment Manager, in turn, pays FIAM a fee out of its own assets, calculated at the following rates:

•	0.12% on assets up to $500 million, gradually reducing to 0.05% as assets increase

The Investment Manager will not pay any fees directly to FMR UK. FIAM is responsible under the Sub-Subadvisory Agreement for all sub-subadvisory fees payable to FMR UK. With respect to that portion of the Fund for which FMR UK acts as sub-subadviser, FIAM will pay FMR UK out of the subadvisory fee FIAM receives from the Investment Manager.

The following table represents the actual fees paid to the Investment Manager and to the subadviser for the prior fiscal year, along with an estimate of the fees that would have been paid to the subadviser had the Subadvisory Agreement been in place.

Type of Fee(1)	Fee in Dollars	Fee as a Percentage of Average Daily Net Assets
Fees Paid to Investment Manager(2)	$16,129,136	0.48%
Aggregate Subadvisory Fee Paid by the Investment Manager to American Century	$2,715,974.65	0.08%
Estimated Aggregate Subadvisory Fee that Would Have Been Paid if the Subadvisory Agreement with FIAM Had Been in Effect	$2,297,192.18	0.07%
Difference in the Aggregate Subadvisory Fee and the Estimated Aggregate Subadvisory Fee	$418,782.47	0.01%

(1)	All fees are for the fiscal year ended 12/31/2025.
(2)	The Investment Manager uses these fees to pay the subadviser.

INFORMATION ABOUT FIDELITY

FIAM, a Fidelity Investments company, is an indirectly held, wholly owned subsidiary of FMR LLC. Established in 2006, FIAM provides discretionary advisory and subadvisory services to various institutional clients, including pension plans and investment companies. As of March 31, 2026, FIAM had approximately $364.4 billion in assets under management. FIAM is located at 900 Salem Street, Smithfield, RI 02917.

FMR UK is a subsidiary of Fidelity Management & Research Company LLC (“FMR”), which is a wholly owned subsidiary of FMR LLC. FMR UK provides investment advisory and portfolio management services as a subadviser to certain FMR clients, including investment companies in the Fidelity family of mutual funds, and provides investment advisory services to various types of structured credit vehicles, including collateralized loan obligation and collateralized debt obligation vehicles. As of March 31, 2026, FMR UK had approximately $26.3 billion in assets under management. FMR UK is located at 25 Cannon Street, London, United Kingdom EC4M 5SB.

The following table provides information on the principal executive officers and directors of FIAM:

Name	Title/Responsibilities	Address
Casey Moore Condron	Head of Sales & Relationship Management, Director	900 Salem Street, Smithfield, RI 02917

Christopher John Rimmer	Head of Asset Management Finance	900 Salem Street, Smithfield, RI 02917

Harley Jay Lank	Head of High Income	900 Salem Street, Smithfield, RI 02917

Martin Tague McGee	Chief Financial Officer, Director	900 Salem Street, Smithfield, RI 02917

Kimberly Lynn Perry	Director	900 Salem Street, Smithfield, RI 02917

Christian Girard Pariseault	Head of Institutional Portfolio Managers, Director	900 Salem Street, Smithfield, RI 02917

Stephanie Jean Brown	Chief Compliance Officer	900 Salem Street, Smithfield, RI 02917

Christopher Michael Gouveia	Compliance Officer	900 Salem Street, Smithfield, RI 02917

Robin Lee Foley	Head of Fixed Income	900 Salem Street, Smithfield, RI 02917

Peter Brian Enyeart	Co-Head Equity	900 Salem Street, Smithfield, RI 02917

Melissa Marie Reilly	Co-Head Equity	900 Salem Street, Smithfield, RI 02917

Richard Joseph Hogan	President and Director	900 Salem Street, Smithfield, RI 02917

The following table provides information on the principal executive officers and directors of FMR UK:

Name	Title/Responsibilities	Address
Mark David Flaherty	Co-Chief Executive Officer, Director	25 Cannon Street, London, United Kingdom EC4M 5SB

Bryan Comtois	Compliance Officer	25 Cannon Street, London, United Kingdom EC4M 5SB

Christopher John Rimmer	Director	25 Cannon Street, London, United Kingdom EC4M 5SB

Stephanie Jean Brown	Chief Compliance Officer	25 Cannon Street, London, United Kingdom EC4M 5SB

Jean-Philippe Provost	Director	25 Cannon Street, London, United Kingdom EC4M 5SB

Kyle Robert Johnson	Director	25 Cannon Street, London, United Kingdom EC4M 5SB

Karoline Rosenberg	Co-Chief Executive Officer, Director	25 Cannon Street, London, United Kingdom EC4M 5SB

Nicole Jane Macarchuk	Chief Legal Officer	25 Cannon Street, London, United Kingdom EC4M 5SB

Victoria Patricia Redgrave	Director	25 Cannon Street, London, United Kingdom EC4M 5SB

The following table shows other funds with similar investment objectives managed by Fidelity:

Fund Name	Assets as of April 30, 2026	Advisory/Subadvisory Fee Rate
		Assets		Rate
Subadvised Comparable Account A	$2,110,923,708	First $	500 million	0.13%
		Next $	500 million	0.10%
		Next $	500 million	0.08%
		Over $	1.5 billion	0.07%

		Assets		Rate
Subadvised Comparable Account B	$1,451,427,107	First $	500 million	0.13%
		Next $	500 million	0.10%
		Next $	500 million	0.08%
		Over $	1.5 billion	0.07%

		Assets		Rate
Subadvised Comparable Account C	$357,905,748	First $	100 million	0.16%
		Next $	400 million	0.14%
		Next $	500 million	0.12%
		Over $	1 billion	0.10%

		Assets		Rate
Subadvised Comparable Account D	$123,814,570	First $	100 million	0.25%
		Next $	400 million	0.18%
		Over $	500 million	0.13%

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AND SUB-SUBADVISORY AGREEMENTS

Columbia Management Investment Advisers, LLC (the “Investment Manager,” and together with its domestic and global affiliates, “Columbia Threadneedle Investments”), a wholly-owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”), serves as the investment manager to CTIVP® – Fidelity Institutional AM® Total Bond Fund (formerly known as CTIVP® – American Century Diversified Bond Fund) (the “Fund”). At its March 19, 2026, meeting (the “March Meeting”), the Board of Trustees (the “Board”), including a majority of the Independent Trustees, unanimously approved: (i) the proposed subadvisory agreement between the Investment Manager and FIAM LLC (“FIAM”) (the” Subadvisory Agreement”) with respect to the Fund; and (ii) the proposed sub-subadvisory agreement between FIAM and FMR Investment Management (UK) Limited (“FMR UK”) with respect to the Fund (the “Sub-Subadvisory Agreement”, and together with the Subadvisory Agreement, the” Subadvisory Agreements”).

The Independent Trustees considered that the Investment Manager was requesting approval of the Sub-Subadvisory Agreement as a result of the association of one portfolio manager with FMR UK. Because FMR UK is an affiliate of FIAM and FIAM remains fully responsible for all services provided by FMR UK, the Independent Trustees did not evaluate FMR UK as an entity separate from FIAM. Thus, references below to FIAM take into account the services to be performed by FMR UK, unless the context dictates otherwise.

At the March Meeting, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Investment Review Committee in connection with the Board’s evaluation of FIAM’s proposed services.

The Independent Trustees noted the discussion relating to the renewal and approval of the advisory and subadvisory agreements for the Fund at the Contracts Committee and Board meetings in June 2025 (the “June Meeting”) and, in that connection, the discussion by independent legal counsel of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the factors that should be considered in determining whether to approve or renew an investment management agreement. Independent legal counsel further indicated that the Independent Trustees should take into account the variety of written materials and oral presentations they received at the March Investment Review Committee meeting as well as all of the information previously considered at the June Meeting regarding the proposed renewal of the Fund’s then-existing advisory and subadvisory agreements.

The Trustees held discussions with the Investment Manager and FIAM and reviewed and considered various written materials and oral presentations in connection with the evaluation of FIAM’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreements and FIAM’s investment strategy/style and performance and from the Compliance Committee, with respect to FIAM’s code of ethics and compliance program. In considering the Subadvisory Agreements, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreements;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreements;

•	Descriptions of various services proposed to be performed by FIAM under the Subadvisory Agreements, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of FIAM, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the capabilities of FIAM’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreements on March 19, 2026.

Nature, Extent and Quality of Services

The Board considered its analysis of the various reports and presentations it received, detailing the services proposed to be performed by FIAM, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of the personnel of FIAM. The Board considered the diligence and selection process undertaken by the Investment Manager to select FIAM, including the Investment Manager’s rationale for recommending FIAM, and the process for monitoring FIAM’s ongoing performance of services for the Fund.

The Board observed that FIAM’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding FIAM’s ability to carry out its responsibilities under the Subadvisory Agreements. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of FIAM. The Board also noted the presentation by FIAM to the Board’s Investment Review Committee.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreements. The Board considered that, taken together, they were generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreements supported the approval of the Subadvisory Agreements.

Investment Performance

The Board observed FIAM’s relevant performance results versus industry benchmarks, versus the other subadvisers of the Fund and versus peers over various periods, noting competitive results versus peers and industry benchmarks over certain of the 1-, 3- and 5-year periods ended December 31, 2025. After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of FIAM, in light of other considerations, supported the approval of the Subadvisory Agreements.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to FIAM would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that management fees, which were not proposed to change, remained within the range of other peers and that the Fund’s expense ratio also remained within the range of other peers.

Additionally, the Board considered the expected increase in the total profitability of the Investment Manager and its affiliates in connection with the hiring of FIAM. Because the Subadvisory Agreement was negotiated at arm’s length by the Investment Manager, which is responsible for payments to FIAM thereunder, the Board did not consider the profitability to FIAM from its relationship with the Fund. It was noted that neither Columbia Threadneedle nor the Fund is responsible for any payments to be made under the proposed Sub-Subadvisory Agreement.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed levels of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreements.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected increase in profitability to the Investment Manager as a result of the proposed engagement of FIAM. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreements would not impact fees paid by the Fund (as neither subadvisory fees nor sub-subadvisory fees are paid by the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreements. In reaching its conclusions, no single factor was determinative.

On March 19, 2026, the Board, including all of the Independent Trustees, determined that the fees payable under the Subadvisory Agreements appeared fair and reasonable in light of the services proposed to be provided and approved each of the Subadvisory Agreements with respect to the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800-345-6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2026, the Investment Manager, through its affiliated funds-of funds, and its affiliates, including RiverSource Life Insurance Company (located at 222 Ameriprise Financial Center, Minneapolis, MN 55474) owned 77.52% of the outstanding shares of the Fund.

As of April 30, 2026, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time, and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this Information Statement, the Fund will mail only one copy of this Information Statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this Information Statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this Information Statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this Information Statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

SUP7028-0006_(06/26)